                                                       Exhibit 99

                        GEORGE MASON BANKSHARES, INC.
                                 P.O. Box 600
                               11185 Main Street
                           Fairfax, Virginia  22030
                                 (703) 352-1100



For Immediate Release
Contact:  James Consagra, Treasurer (703) 502-7170
January 22,1998



                         GEORGE MASON BANKSHARES, INC.
                        REPORTS SIXTH CONSECUTIVE YEAR
                             OF RECORD EARNINGS
                          ASSETS EXCEED $1 BILLION



The Board of Directors of George Mason Bankshares, Inc. (NASDAQ:
GMBS) today reported 1997 net income of $8.08 million compared to $6.88 million for 1996, representing an increase of 17.4% and marking the Company's sixth consecutive year of record earnings. Basic earnings per share for 1997 were $1.58 compared to $1.38 for 1996, an increase Of 14.5%. Diluted earnings per share increased to $1.54 for 1997 from $1.35 in 1996, representing a 14.1% increase. Net income for the fourth quarter of 1997 totaled $2.15 million compared to $2.03 million for the same period last year, representing an increase of 5.6%. Basic earnings per share and diluted earnings per share for the fourth quarter of 1997 were $0.41 and $0.40, respectively, compared to $0.40 and $0.40 for 1996.

The improvement in net income for 1997 was primarily attributable to increases in net interest income and noninterest income. The increase in noninterest income was led by a substantial increase in gains on sales of mortgage loans, a result of the activities of George Mason Mortgage Corporation. The improvements in revenues were partially offset by an increase in noninterest expenses, which included $368 thousand in nonrecurring merger expenses.

Total assets increased to $1.0 billion at December 31, 1997 compared to $872 million at December 31, 1996, an increase of $154 million, or 17.6%. Total deposits were $819 million at year-end compared to $694 million on December 31, 1996. Loans, net of unearned income, increased to $456 million at December 31, 1997 compared to $374 million at December 31, 1996, an increase of 22.1%.

"It was another outstanding year for George Mason, as we reached the $1 billion milestone in assets, recorded our sixth consecutive year of record earnings, and provided a total return to our shareholders of 75%," said Bernard H. Clineburg, President and Chief Executive Officer of the Company. "The continued success of our franchise is a direct result of excellent customer service, competitive products and pricing, and convenient locations throughout the Greater Washington area."

Shareholders' equity at December 31, 1997 totaled $76 million compared to $64 million on December 31, 1996. The Company recently announced a cash dividend of $0.14 per share for the fourth quarter of 1997, marking the Company's 42nd consecutive quarterly dividend. Dividends for 1997 totaled $0.56 per share compared to $0.46 per share for 1996, an increase of 21.7%.

In September 1997, the Company announced the signing of a definitive agreement to merge with United Bankshares, Inc.
(NASDAQ: UBSI), a $2.7 billion bank holding company headquartered in Charleston, West Virginia. The merger, which is subject to shareholder and regulatory approval, is expected to close in April 1998.

George Mason Bankshares, Inc. is a one-bank holding company headquartered in Fairfax, Virginia. The Company operates 22 banking offices and 5 mortgage lending offices throughout Virginia, the District of Columbia and Montgomery County, Maryland.

GEORGE MASON BANKSHARES, INC.


FINANCIAL HIGHLIGHTS
FOURTH QUARTER 1997
(Dollars in thousands, except per share data)
(unaudited)

SUMMARY PAGE                1997          1996         CHANGE
%CHANGE
                      -------------------------------------------
--------------

FOR THE THREE MONTHS
ENDED DECEMBER 31:

 NET INCOME             $    2,146    $     2,033     $    113
      5.6%
 BASIC EARNINGS
 PER SHARE                    0.41           0.40         0.01
      2.5%
 DILUTED EARNINGS
 PER SHARE                    0.40           0.40         0.00
      0.0%
 RETURN ON AVERAGE
 ASSETS                       0.90%          0.95%       -0.05%
     -5.3%
 RETURN ON AVERAGE
 COMMON EQUITY**             11.78%         12.54%       -0.76%
     -6.1%
 NET INTEREST MARGIN          3.98%          3.87%        0.11%
      2.8%

 WEIGHTED AVERAGE
 SHARES OUTSTANDING          5,194          5,025          169
      3.4%
 WEIGHTED AVERAGE
 SHARES OUTSTANDING          5,351          5,133          218
      4.2%

FOR THE YEAR ENDED
DECEMBER 31:

 NET INCOME             $    8,080    $     6,883     $  1,197
     17.4%
 BASIC EARNINGS
 PER SHARE                    1.58           1.38         0.20
     14.5%
 DILUTED EARNINGS
 PER SHARE                    1.54           1.35         0.19
     14.1%
 RETURN ON AVERAGE
 ASSETS                       0.90%          0.92%       -0.02%
     -2.2%
 RETURN ON AVERAGE
 COMMON EQUITY**             11.76%         11.21%        0.55%
      4.9%
 NET INTEREST MARGIN          3.95%          3.95%        0.00%
      0.0%

 WEIGHTED AVERAGE
 SHARES OUTSTANDING          5,105          4,980          125
      2.5%
 ADJUSTED WEIGHTED
 AVERAGE SHARES
 OUTSTANDING                 5,247          5,088          159
      3.1%

 ACTUAL SHARES
 OUTSTANDING                 5,261          5,028          233
      4.6%
 BOOK VALUE PER SHARE       $14.45         $12.80        $1.65
     12.9%

PERIOD END TOTALS:

 TOTAL ASSETS           $1,025,985    $   872,470     $153,515
     17.6%
 LOANS, (NET OF
 UNEARNED DISCOUNT
 AND LOAN FEES)***         456,308        373,613       82,695
     22.1%
 MORTGAGE LOANS HELD
 FOR RESALE                 90,611         72,983       17,628
     24.2%
 DEPOSITS                  819,302        693,594      125,708
     18.1%
 SHAREHOLDERS' EQUITY       76,036         64,344       11,692
     18.2%
 ALLOWANCE FOR LOAN
 LOSSES                      5,669          5,659           10
      0.2%
 NONPERFORMING ASSETS        1,060          1,980         (920)
    -46.5%

**   CALCULATION EXCLUDES ADJUSTMENT FOR UNREALIZED (LOSSES) OR
GAINS.
***  BEFORE RESERVES


GEORGE MASON BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(unaudited)



                                            31-DEC-97
31-DEC-96
-----------------------------------------------------------------
--------------

ASSETS

Cash and due from banks                  $   35,640             $
41,158
Federal funds sold                           55,052
23,800
                                         ----------             -
--------
  Total cash and cash equivalents            90,692
64,958


Securities available-for-sale               321,652
280,859
Securities held-to-maturity                  52,017
64,574
Mortgage loans held for resale               90,611
72,983

Loans, net of unearned discount and
 loan fees                                  456,308
373,613
Less:  Allowance for loan losses             (5,669)
(5,659)
                                         ----------             -
--------
Loans, net                                  450,639
367,954

Bank premises and equipment, net              9,351
10,019
Accrued income receivable                     4,939
 4,480
Prepaid expenses and other assets             4,422
 4,186
Deferred income taxes                         1,662
 2,059
Other real estate                                 0
   398
                                         ----------             -
--------
Total Assets                             $1,025,985             $
872,470


Liabilities and Shareholders' Equity

Liabilities
Deposits:

 Demand                                  $  176,803             $
132,415
 Interest checking                           61,441
49,002
 Savings                                    182,762
162,414
 Time                                       398,296
349,763
                                         ----------             -
--------
Total deposits                              819,302
693,594

Securities sold under agreements to
repurchase and other borrowed funds         122,809
105,898
Accrued expenses and other liabilities        7,110
 7,979
Dividends payable                               728
   655
                                         ----------             -
--------
Total Liabilities                           949,949
808,126

Shareholders' Equity
Preferred stock                                   0
     0
Common stock                                  5,840
 5,581
Surplus                                      43,163
38,472
Retained earnings                            26,308
21,094
Unrealized holding gain (loss) on
securities available-for-sale                   725
  (803)
                                         ----------             -
--------
Total Shareholders' Equity                   76,036
64,344
                                         ----------             -
--------

Total Liabilities and Shareholders'
 Equity                                  $1,025,985             $
872,470
                                         ==========
=========

Book Value per Share                     $    14.45             $
 12.80
                                         ==========
=========

Actual Shares Outstanding                     5,261
 5,028
                                         ==========
=========

/TABLE


GEORGE MASON BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(unaudited)


                                 Three     Three
                                 Months    Months     Year
Year
                                 Ended     Ended      Ended
Ended
                                December   December   December
December
                                31, 1997   31, 1996   31, 1997
31, 1996
-----------------------------------------------------------------
-------------

Interest Income
Interest and fees on loans      $11,156     $8,953   $40,143
$33,594
Interest on federal
 funds sold and repurchase
 agreements                         201        483       840
    863

Interest on securities:
 Taxable                          5,603      5,133    22,380
 18,120
 Tax-exempt                         290        270     1,143
  1,150
                                -------     ------   -------
-------
Total Interest Income            17,250     14,839    64,506
 53,727
Interest Expense
Interest on deposits              7,310      6,536    28,282
 22,496
Interest on securities sold
 under agreements to
 repurchase and other borrowed
 funds                            1,301      1,218     4,279
  3,768
                                -------     ------   -------
-------
Total Interest Expense            8,611      7,754    32,561
 26,264
                                -------     ------   -------
-------
 Net Interest Income              8,639      7,085    31,945
 27,463

Provision for Loan Losses            (3)         0        20
    181
                                -------     ------   -------
-------
 Net Interest Income After
  Provision for Loan Losses       8,642      7,085    31,925
 27,282

Other Income
 Service charges                  1,110        826     3,911
  2,927
 Gain on sale of trading
  securities                          0         66         0
     66
 Gain on sales of securities
  available-for-sale                  2        232        42
    560
 Gain on sales of mortgage
  loans held for resale           2,885      2,261    11,404
  9,836
 Other                              273        372     1,287
  1,463
                                -------     ------   -------
-------
Total Other Income                4,270      3,757    16,644
 14,852

Other Expenses
 Salaries and employee
  benefits                        5,670      4,468    21,012
 18,550
 Occupancy                          915        765     3,476
  3,064
 Equipment                          632        553     2,429
  2,180
 Other operating expenses         2,624      2,069     9,891
  8,385
                                -------     ------   -------
-------
Total Other Expenses              9,841      7,855    36,808
 32,179
                                -------     -=----   -------
-------

Income Before Applicable
 Income Taxes                     3,071      2,987    11,761
  9,955
Income Taxes                        925        954     3,681
  3,072
                                -------     ------   -------
-------

Net Income                      $ 2,146     $2,033   $ 8,080
$ 6,883
                                =======     ======   =======
=======
Basic Net Income Per
 Common Share                   $  0.41     $ 0.40   $  1.58
$  1.38
                                =======     ======   =======
=======

Diluted Net Income Per
 Common Share                   $  0.40     $ 0.40   $  1.54
$  1.35
                                =======     ======   =======
=======


Cash Dividends Declared
 Per Share                      $  0.14     $ 0.13   $  0.56
$  0.46
                                =======     ======   =======
=======

Weighted Average Shares
 Outstanding                      5,194      5,025     5,105
  4,980
                                =======     ======   =======
=======


Adjusted Weighted Average
 Shares Outstanding               5,351      5,133     5,247
  5,088
                                =======     ======   =======
=======
